Exhibit 99.1
CIM Real Estate Finance Trust, Inc. Announces Completion of Merger with CIM Income NAV, Inc.

PHOENIX—December 16, 2021 -- CIM Real Estate Finance Trust, Inc. (“CMFT”) announced today it has acquired CIM Income NAV, Inc. (“INAV”) in a stock-for-stock, tax-free merger transaction pursuant to the definitive agreement executed in September 2021. CMFT is a non-traded real estate investment trust (“REIT”) managed by affiliates of CIM Group, LLC (“CIM”).
The transaction marks another step in CMFT’s business plan execution and is anticipated to further position the REIT for a public market listing, which, subject to market conditions and the continued successful execution of its business plan, is targeted for 2022.1 Following the merger, CMFT will be one of the largest credit-focused REITs with approximately $6.1 billion in enterprise value and in excess of $3.1 billion in equity value.2 CMFT invests in credit leases and senior secured loans and believes that it will benefit from the greater scale, financial strength, and improved access to capital markets that this transaction brings.
“We believe the merger will result in significant benefits for stockholders, and in particular, the increased scale should make the company more attractive to investors as it prepares for a public market listing,” said Richard Ressler, Principal and Co-Founder of CIM Group.
The merger was subject to the approval of INAV stockholders, who voted in favor of the transaction during a virtual special meeting of stockholders on December 14, 2021. Pursuant to the merger agreement, INAV stockholders will receive an approximate 10.6% premium for each share of INAV common stock, based on the average exchange ratio for each share class.
Cautionary Statement Regarding Forward-Looking Information
This communication includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “would,” “could,” or words of similar meaning. Statements that describe future plans and objectives are also forward-looking statements. These statements are based on the current expectations of management for CMFT and on currently available industry, financial and economic data. Actual results may vary materially from those expressed or implied by the forward-looking statements, which are subject to a number of risks and uncertainties, many of which are out of the control of the company, including, but not limited to, the ability of CMFT to achieve the expected cost synergies or to engage in any liquidity event or public offering; the availability of suitable investment or disposition opportunities; the impact of the COVID-19 pandemic on the operations and financial condition of CMFT and the real estate
1 There is no guarantee that a public market listing will take place within the expected time period or at all.
2 Based on CMFT’s and INAV’s respective shares outstanding and related debt as of September 30, 2021.

industries in which it operates, including with respect to occupancy rates, rent deferrals and the financial condition of its tenants; general financial and economic conditions, which may be affected by government responses to the COVID-19 pandemic; legislative and regulatory changes; and other factors, including those set forth in the section entitled “Risk Factors” in CMFT’s most recent Annual Report on Form 10-K, as amended, and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and other reports filed by CMFT with the SEC, copies of which are available on the SEC’s website, www.sec.gov. Forward-looking statements are not guarantees of performance or results and speak only as of the date such statements are made. Except as required by law, CMFT does not undertake any obligation to update or revise any forward-looking statement in this communication, whether to reflect new information, future events, changes in assumptions or circumstances or otherwise.
About CIM Real Estate Finance Trust, Inc.
CMFT is a public non-traded corporation that has elected to be taxed and currently qualifies as a REIT. CMFT holds investments in net lease and multi-tenant retail assets as well as real estate loans and other credit investments. CMFT is managed by affiliates of CIM.
About CIM Group
CIM is a community-focused real estate and infrastructure owner, operator, lender and developer. Since 1994, CIM has sought to create value in projects and positively impact the lives of people in communities across the Americas by delivering more than $60 billion of essential real estate and infrastructure projects. CIM’s diverse team of experts applies its broad knowledge and disciplined approach through hands-on management of real assets from due diligence to operations through disposition. CIM strives to make a meaningful difference in the world by executing key environmental, social and governance (ESG) initiatives and enhancing each community in which it invests. For more information, visit www.cimgroup.com.

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